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                                                                  Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61480) of Vertex Pharmaceuticals Incorporated of our report dated February 22, 2001 relating to the financial statements, which appears in Vertex Pharmaceuticals Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 7, 2001